UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2005

SPECIAL DEVICES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

333-75869

95-3008754

(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

14370 White Sage Road, Moorpark, California		93021
(Address of principal executive offices)		(Zip code)

(805) 553-1200
Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01               Other Events.

On May 25, 2005, Special Devices, Incorporated (“SDI”) obtained the requisite consents of the holders of its 11 3/8% Senior Subordinated Notes due 2008, Series A and Series B (the “Senior Notes”) to amend the Indenture dated December 15, 1998, as amended (the “Indenture”), governing the Senior Notes and to execute the third supplemental indenture. The third supplemental indenture, when executed by both SDI and the trustee under the Indenture, would eliminate SDI’s obligation to file Quarterly and Annual Reports on Form 10-Q and 10-K, respectively, and Current Reports on Form 8-K with the Securities and Exchange Commission (the “SEC”).  Upon the execution of the third supplemental indenture, SDI will cease filing any periodic or current reports with the SEC.

SDI previously reported in the Current Report on Form 8-K filed with the SEC on April 26, 2005 that it had engaged in the solicitation of the consents of holders of the Senior Notes to amend the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 31, 2005

SPECIAL DEVICES, INCORPORATED

Registrant

		By:	/s/ JAMES E. REEDER
James E. Reeder
Vice President Finance
(Principal Financial Officer)